Filed Pursuant to Rule 424(b)(5)
Registration No. 333-239969

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, no par value	$400,000,000	$51,920

(1)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-239969) filed by the registrant on July 21, 2020.

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 21, 2020)

$400,000,000

Lithia Motors, Inc.

Class A Common Stock

On July 24, 2020, we entered into an ATM Equity Offering Sales Agreement, or the sales agreement, with BofA Securities, Inc., Bank of America, N.A. and Jefferies LLC, relating to our Class A common stock, no par value, or common stock. In accordance with the terms, and subject to the conditions, of the sales agreement, we may issue and sell shares of our common stock having an aggregate sales price of up to $400,000,000 from time to time pursuant to this prospectus supplement and the accompanying base prospectus.

Under the sales agreement, we may issue and sell common stock through one or more of BofA Securities, Inc. and Jefferies LLC, acting as sales agents for us. Sales of our common stock may be made at market prices prevailing at the time of sale. Under the sales agreement, we may also issue and sell common stock to one or more of BofA Securities, Inc. and Jefferies LLC, acting as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common stock to any such entity as principal, we will enter into a separate terms agreement with such entity or entities, as the case may be, setting forth the terms of the transaction, and we will describe the terms of the offering of that common stock in a separate prospectus supplement or pricing supplement, if applicable. We refer to each of these entities, when acting as agent for us or as principal, as a sales agent.

Under the sales agreement, we may also enter into forward share purchase transactions with one or more of Bank of America, N.A. and Jefferies LLC, the terms of which will be set forth in separate forward sale confirmations. We refer to each of these entities, when acting in such capacity, as a forward purchaser. In connection with each forward share purchase transaction, the relevant forward purchaser or its affiliate will borrow from third parties and, through its affiliated agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the particular forward share purchase transaction. We refer to each entity acting as the agent for a forward purchaser in this capacity as a forward seller. In no event will the aggregate number of shares of our common stock sold through the sales agents, whether as agent for us or as principal, or the forward sellers, under the sales have an aggregate sales price in excess of $400,000,000.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to physically settle each forward share purchase transaction with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward share purchase transaction, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the particular forward share purchase transaction multiplied by the relevant forward sale price. However, we may also elect to cash settle or net share settle a particular forward share purchase transaction, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

Pursuant to the sales agreement, shares of common stock may be offered and sold in privately negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined by Rule 415 under the

Securities Act, including by ordinary brokers’ transactions through the facilities of the New York Stock Exchange, or the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, through forward purchases or as otherwise agreed with the sales agents and the forward sellers (and any related forward purchasers). No sales agent or forward seller is required to sell any specific number or dollar amount of common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, subject to the terms and conditions of the sales agreement on mutually agreed terms. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of common stock having an aggregate sales price of $400,000,000 and (2) the termination by us, the sales agents, the forward sellers or the forward purchasers of the sales agreement pursuant to its terms.

We will pay each sales agent a commission of 2.00% of the gross sales price of all common stock sold through it as sales agent for us (as agent for us, but not as principal) under the sales agreement. In connection with each forward share purchase transaction, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward share purchase transaction, a commission of 2.00% of the gross sales price of all borrowed shares of our common stock sold during the applicable period by it as a forward seller. We have no obligation to sell any shares under the sales agreement, and may at any time suspend offers under the sales agreement or terminate the sales agreement, subject to the terms thereof.

Our common stock is listed on the NYSE, under the symbol “LAD.” On July 23, 2020, the closing price of our common stock on the NYSE was $220.59 per share.

Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, including the risk factors set forth under “Risk Factors” beginning on page S-6 of this prospectus supplement together with the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (“SEC”) on February 21, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 24, 2020 (which documents are incorporated by reference herein), before deciding to invest in our common stock. See “Information Incorporated By Reference.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

BofA Securities	Jefferies

The date of this prospectus supplement is July 24, 2020.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus in making a decision about whether to invest in our common stock. None of us, the sales agents, the forward purchasers or the forward sellers (or any of our or their respective affiliates) have authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information appearing in this prospectus supplement and the accompanying base prospectus, any document incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates that are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We may offer shares of our common stock having an aggregate offering price of up to $400.0 million from time to time under this prospectus supplement at prices and on terms to be determined by market conditions at the time of offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offer and sale from time to time of shares of our common stock pursuant to the sales agreement and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or in any document incorporated by reference in this prospectus supplement having an earlier date than the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the captions “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

We, the sales agents, forward sellers and forward purchasers are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

References in this prospectus supplement to the “Company,” “Lithia Motors,” “Lithia,” “we,” “us” and “our” and similar terms refer to Lithia Motors, Inc. and its consolidated subsidiaries.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include statements that constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include, among others, statements we make regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to COVID-19 related shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expectations regarding our inventory levels and manufacturer and lender incentives;

•	Expected growth from our ecommerce home solutions and digital strategies;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facilities and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facilities and other debt agreements;

•	Statements regarding furloughed employees and cost reductions;

•	Our strategies for customer retention, growth, market position, financial results and risk management; and

•	Risks related to the forward share purchase transactions and our intended use of proceeds from the forward share purchase transactions.

The forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus involve known and unknown risks, uncertainties and situations that may cause our actual results to materially differ from the results expressed or implied by these statements. Certain important factors that could cause actual results to differ from our expectations are discussed under “Item 1A. Risk Factors”

in each of our (i) Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020, and (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 24, 2020 (which documents are incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus and in other filings we may make from time to time with the SEC. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. You should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statement.

SUMMARY

This summary provides an overview of selected information contained elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, but does not contain all of the information that you should consider before making a decision to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference in their entirety before making a decision to invest in our common stock, including the information discussed or referenced under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 filed with the SEC on July 24, 2020, as well as in any other reports we file with the SEC incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus.

Our Company

Lithia Motors, Inc. is a leading provider of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#252-2020). As of June 30, 2020, we operated 188 locations representing 30 brands in 20 states. Lithia’s rapid growth is powered by people, an industry leading coast-to-coast physical network and ecommerce digital home solutions. Lithia increases market share and optimizes profitability by focusing on the consumer experience and applying proprietary performance measurement systems fueled by data science. Lithia’s unique growth model generates significant cash flows, which funds innovation and the expansion of its nationwide network, creating personal transportation solutions wherever, whenever and however consumers desire.

We offer a wide range of products and services including new and used vehicles, finance and insurance products and automotive repair and maintenance. We strive for diversification in our products, services, brands and geographic locations to reduce dependence on any one manufacturer, reduce susceptibility to changing consumer preferences, manage market risk and maintain profitability. These six different business lines, combined with our geographic and manufacturer diversification, provide a resilient, nimble business model.

We seek to provide customers a seamless, blended online and physical retail experience with broad selection and access to specialized expertise and knowledge. Our physical network enables us to provide convenient touch points for customers and provide services throughout the vehicle life cycle. We use digital technologies to further activate our physical network and capture additional earnings.

Founded in 1946 and incorporated in Oregon in 1968, we completed our initial public offering in 1996. Our principal executive offices are located at 150 North Bartlett Street, Medford, Oregon 97501. Our telephone number at this location is (541) 776-6401. Our website is located at http://www.lithia.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated by reference in this prospectus supplement or to be part of this prospectus supplement.

The Offering

Issuer	Lithia Motors, Inc.

Shares of common stock offered from time to time	Shares of our Class A common stock, no par value, having an aggregate sales price of up to $400,000,000.

Use of proceeds	As described in “Use of Proceeds,” we expect to use the net proceeds (1) from issuances and sales of our common stock through the sales agents (as agent for us or as principal) and (2) upon the settlement of any forward share purchase transaction, if any, in each case, for general corporate purposes, which could include financing possible acquisitions, repayment of obligations that have matured, reducing or refinancing debt, working capital and capital expenditures.

We will not initially receive any proceeds from any sale of borrowed shares of our common stock through a forward seller in connection with a forward share purchase transaction as a hedge of such transaction.

If we enter into a forward share purchase transaction with any forward purchaser, the relevant forward seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of common stock borrowed from third parties to hedge such forward purchaser’s exposure under such transaction. We expect that all of the proceeds of any shares sold by a forward seller will be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive a portion of the net proceeds of this offering, not including underwriting compensation. In addition, an affiliate of one of the sales agents is a lender under our credit facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our credit facilities, the lender will receive its pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. For additional information, see “Plan of Distribution” in this prospectus supplement.

NYSE symbol	LAD.

Accounting treatment of forward sales

In the event that we enter into any forward share purchase transaction, we expect that before the issuance of shares of our common stock, if any, upon physical or net share settlement of any forward share purchase transaction, the shares issuable upon settlement of that particular transaction will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward share purchase transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period).

Consequently, before physical or net share settlement of a particular forward share purchase transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward share purchase transaction. However, if we physically or net share settle a particular forward share purchase transaction, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Risk factors	Investing in our common stock involves risks. Please see “Risk Factors” on page S-6 of this prospectus supplement together with the risk factors set forth under “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (which documents are incorporated by reference herein), for a discussion of factors you should consider before deciding to invest in our common stock. See “Information Incorporated By Reference.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding to invest in our common stock, you should carefully consider the risks set forth under “Item 1A. Risk Factors” in each of our (i) Annual Report on Form 10-K for the year ended December 31, 2019 and (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (with respect to COVID-19), which documents are incorporated by reference herein, as well as the supplemental risk factors set forth below and in other filings that we make from time to time with the SEC. See “Where You Can Find More Information” and “Information Incorporated by Reference.” If any of the risks discussed in the foregoing documents or below were actually to occur, our business, financial condition, results of operations and prospects could be materially adversely affected. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above.

Risks Related to this Offering

You may experience significant dilution as a result of this offering and additional issuances of our securities, which could materially and adversely affect the market price of our common stock.

Our Restated Articles of Incorporation permit our board of directors to authorize, without stockholder approval, the issuance of additional shares of common stock or one or more series of preferred stock or securities convertible or exchangeable into or exchangeable for our equity securities. We may, from time to time and at any time, seek to offer and sell common stock, preferred stock or other securities, including sales of common stock in this offering, based on market conditions and other factors that may be beyond our control.

This offering may have a dilutive effect on our earnings per share after giving effect to the issuance of our common stock in this offering and the receipt of the expected net proceeds. The actual amount of dilution from this offering, or from any future offering of common or preferred stock, will be based on numerous factors and cannot be determined at this time. In addition, no sales agent or forward seller will engage in any transactions that stabilize the price of our common stock. The market price of our common stock could decline as a result of sales of shares of our equity securities in the market pursuant to this offering, or otherwise, or as a result of the perception or expectation that those sales could occur.

The market price of our common stock may fluctuate significantly.

The market price of our common stock could be subject to significant fluctuations in response to factors such as the following, many of which are beyond our control:

•	actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•	operating results that vary from the expectations of management, securities analysts and investors;

•	changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•	announcements by us or our competitors of significant contracts, innovations, strategic developments, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	the operating and securities price performance of other companies that investors believe are comparable to us;

•	announcements by third parties of significant claims or proceedings against us;

•	changes in regulatory, legislative or political developments, including the imposition of tariffs or other trade restrictions;

•	changes in our dividend policy;

•	changes in senior management or key personnel;

•	future sales by us of common stock or other securities or the perception that such sales may occur;

•	changes in the ratings of our securities;

•	developments generally affecting industries in which we operate;

•	general economic conditions, including the impact of COVID-19;

•	domestic and international economic factors unrelated to our performance;

•	changes in consumer spending or preferences;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	market perception of the automotive retail industry and of us; and

•	the realization of any of the other risk factors included, or incorporated by reference, in this prospectus supplement.

In addition, the stock markets in general, including the NYSE, are subject to significant price and trading fluctuations. These fluctuations have resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. These broad market fluctuations may affect adversely the market price of our common stock.

If securities analysts do not publish research or reports about our company, or if they issue unfavorable commentary about us or our industry or downgrade the outlook of our common stock, the market price of our common stock could decline.

The trading market for our common stock will depend in part on the research and reports that third-party securities analysts publish about our company and our industry. One or more analysts could downgrade the outlook for our common stock or issue other negative commentary about our company or our industry. Furthermore, if one or more of these analysts cease coverage of our company, we could lose visibility in the market. As a result of one or more of these factors, the market price of our common stock could decline and cause you to lose all or a portion of your investment.

We may invest or spend the net proceeds from the sale of our common stock under the sales agreement or the net cash proceeds from settlement of any forward share purchase transactions in ways with which you may not agree or in ways that may not earn a profit.

We intend to use the net proceeds from the sale of our common stock under the sales agreement and upon the settlement of any forward share purchase transaction, if any, in each case, for general corporate purposes, which could include financing possible acquisitions, repayment of obligations that have matured, reducing or refinancing debt, working capital and capital expenditures. We will have broad discretion over how to use the net proceeds and you may not agree with the ways we decide to use these funds, and such uses may not yield any profits.

Settlement provisions contained in any forward sale confirmation subject us to certain risks.

If we enter into one or more forward share purchase transactions, the relevant forward purchaser will have the right to accelerate that particular forward share purchase transaction (with respect to all or any portion of the transaction under that particular forward share purchase transaction that the forward purchaser determines is affected by that event and subject to the terms therein) and require us to settle on a date specified by that forward purchaser if:

•	in such forward purchaser’s commercially reasonable judgment, it or its affiliates (x) is unable to hedge in a commercially reasonable manner its exposure under such forward share purchase transaction because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward share purchase transaction;

•

we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts or before specified dates, (b) that constitutes an extraordinary dividend under the forward share purchase transaction, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	in such forward purchaser’s commercially reasonable judgment, certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•

(a) an event is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or (b) there occurs a change in law or disruption in the forward purchaser’s ability to hedge its exposure under a forward share purchase transaction;

•

certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward share purchase transaction or our insolvency (each as more fully described in each forward sale confirmation); or

•

the trading price of our shares on the NYSE (as determined by the forward purchaser) is below 50% of the initial forward price (the product of (1) an amount equal to 100% minus the applicable forward hedge selling commission rate and (2) the adjusted volume-weighted hedge price per share at which the borrowed shares of common stock were sold pursuant to the sales agreement by the relevant forward seller) of the relevant forward share purchase transaction.

A forward purchaser’s decision to exercise its right to accelerate the settlement of any forward share purchase transaction will be made irrespective of our interests, including our need for capital. In those cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale confirmation, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the particular forward share purchase transaction will terminate without further liability of either party, following which we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward share purchase transaction.

We expect that any forward share purchase transaction will settle by the settlement date specified in the forward sale confirmation; however, the forward share purchase transaction may be settled earlier in whole or in part at our option, subject to the satisfaction of certain conditions. The applicable forward sale confirmation will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle the forward share purchase transaction, subject to the satisfaction of certain conditions. Upon physical settlement or, if we so elect, net share settlement of the forward share purchase transaction, delivery of shares of our common stock in connection with the physical settlement or, to the extent we are obligated to deliver shares of our common stock, net share settlement, will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward share purchase transaction, we expect that the relevant forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with the related sales of shares of our common stock and, upon net share settlement, its or its affiliate’s obligation to deliver shares to us, if applicable. In addition, the purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could result in an increase (or a reduction in the amount of any decrease) in the price of shares of our common stock over that time, thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash the forward purchaser would owe us) upon a cash settlement of the forward share purchase transaction or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock the forward purchaser would deliver to us) upon net share settlement of the forward share purchase transaction.

The forward sale price we expect to receive upon physical settlement of any forward share purchase transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate, less a spread, and will be decreased on certain dates by certain pre-determined amounts based on amounts related to expected dividends on shares of our common stock during the term of the applicable forward share purchase transaction. If the specified daily rate is less than the spread for a particular forward share purchase transaction on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. As of the date of this prospectus supplement, the specified daily rate was less than the spread we would expect to apply to any forward share purchase transaction. Unless the specified daily rate increases substantially prior to the settlement of any particular forward share purchase transaction, we would expect to receive less than the initial forward sale price per share upon physical settlement of any particular forward share purchase transaction. If the market value of shares of our common stock during the relevant unwind period under a particular forward share purchase transaction is above the forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under the relevant forward share purchase transaction an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the forward purchaser a number of shares of our common stock having a value, determined in accordance with the terms of the relevant forward share purchase transaction, equal to the difference. Thus, we could be responsible for a potentially substantial cash payment (in the case of cash settlement) or delivery of shares of our common stock (in the case of net share settlement). See “Plan of Distribution” in this prospectus supplement for more information on the forward share purchase transactions.

In certain bankruptcy or insolvency events, any forward share purchase transactions will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or if an appropriate regulatory or other authority takes similar action, any forward share purchase transactions that are then in effect will automatically terminate. If any forward share purchase transaction so terminates, we would not be obligated to deliver to the relevant forward purchaser any shares of our common stock not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which any forward share purchase transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock under the sales agreement and upon the settlement of any forward share purchase transaction, if any, in each case, for general corporate purposes, which could include financing possible acquisitions, repayment of obligations that have matured, reducing or refinancing debt, working capital and capital expenditures. If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing obligations.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward share purchase transaction as a hedge of such forward share purchase transaction. We expect to physically settle each particular forward share purchase transaction with the relevant forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward share purchase transaction, in which case we would expect to receive aggregate net cash proceeds at settlement equal to the number of shares of our common stock underlying the forward share purchase transaction multiplied by the relevant forward sale price, subject to the price adjustment and other provisions of the forward sale confirmation. We currently intend to use any cash proceeds that we receive upon physical settlement of any forward share purchase transaction, if physical settlement applies, or upon cash settlement of any forward share purchase transaction, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. If, however, we elect to cash settle or net share settle any forward share purchase transaction, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant forward purchaser. See “Plan of Distribution” in this prospectus supplement.

If we enter into a forward share purchase transaction with any forward purchaser, the relevant forward seller will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of common stock borrowed from third parties to hedge such forward purchaser’s exposure under such transaction. We expect that all of the proceeds of any shares sold by a forward seller will be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive a portion of the net proceeds of this offering, not including underwriting compensation. In addition, an affiliate of one of the sales agents is a lender under our credit facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed or may borrow or re-borrow in the future under our credit facilities, the lender will receive its pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. Any borrowings under our syndicated credit facility will mature on January 1, 2025 (the “syndicated credit facility”) and any borrowings under our syndicated real-estate backed credit facility (together with the syndicated credit facility, the “credit facilities”) will mature on July 14, 2025. For additional information, see “Plan of Distribution” in this prospectus supplement.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock that is being issued pursuant to this offering. This summary is limited to Non-U.S. Holders (as defined below) that hold our common stock as a capital asset (generally, property held for investment) for U.S. federal income tax purposes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to a Non-U.S. Holder in light of the Non-U.S. Holder’s particular investment or other circumstances. In addition, this summary does not address any tax considerations arising under the laws of any U.S. state or local jurisdiction or non-U.S. jurisdiction or under the U.S. federal gift tax laws. Accordingly, all prospective Non-U.S. Holders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the ownership and disposition of our common stock.

This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), applicable U.S. Treasury regulations and administrative and judicial interpretations, all as in effect or in existence on the date of this prospectus supplement. Subsequent developments in U.S. federal income or estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could alter the U.S. federal income and estate tax consequences of owning and disposing of our common stock as described in this summary. There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position with respect to one or more of the tax consequences described herein and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences of the ownership or disposition of our common stock.

As used in this summary, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an entity or arrangement treated as a partnership;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in such a partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships, and partners in partnerships, that hold our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences of owning and disposing of our common stock that are applicable to them.

This summary does not consider any specific facts or circumstances that may apply to a Non-U.S. Holder and does not address any special tax rules that may apply to particular Non-U.S. Holders, such as:

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financial institutions, insurance companies, tax-exempt organizations, pension plans, brokers, dealers or traders in stocks, securities or currencies, certain former citizens or long-term residents of the United States, controlled foreign corporations or passive foreign investment companies;

•	a Non-U.S. Holder holding our common stock as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;

•	a Non-U.S. Holder that holds or receives our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; or

•	a Non-U.S. Holder that at any time owns, directly, indirectly or constructively, 5% or more of our outstanding capital stock.

Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of owning and disposing of our common stock.

Distributions on Our Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its common stock and will reduce (but not below zero) such Non-U.S. Holder’s adjusted tax basis in its common stock. Any remaining excess will be treated as gain from a disposition of our common stock subject to the tax treatment described below in “Dispositions of Our Common Stock”.

Distributions on our common stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a rate of 30%. A Non-U.S. Holder may be eligible for a lower rate under an applicable income tax treaty between the United States and its jurisdiction of tax residence. In order to claim the benefit of an applicable income tax treaty, a Non-U.S. Holder will be required to provide to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) in accordance with the applicable certification and disclosure requirements. Special rules apply to partnerships and other pass-through entities and these certification and disclosure requirements also may apply to beneficial owners of partnerships and other pass-through entities that hold our common stock.

Distributions on our common stock that are treated as dividends, and that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States will be taxed on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless the Non-U.S. Holder is eligible for and properly claims the benefit of an applicable income tax treaty and the dividends are not attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, in which case the Non-U.S. Holder may be eligible for a lower rate under the applicable income tax treaty). Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, will not be subject to the withholding of U.S. federal income tax discussed above if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) in accordance with the applicable certification and disclosure requirements. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes may also be subject to a “branch profits” tax at a 30% rate (or a lower rate if the Non-U.S. Holder is eligible for a lower rate under an applicable income tax treaty) on the Non-U.S. Holder’s earnings and profits (attributable to dividends on our common stock or otherwise) that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, subject to certain adjustments.

The certifications described above must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. A Non-U.S. Holder may obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding their eligibility for benefits under a relevant income tax treaty and the manner of claiming such benefits.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding thereof) on any gain recognized on any sales or other dispositions of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); in this case, the gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the manner applicable to United States persons (unless an applicable income tax treaty provides otherwise) and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the “branch profits tax” described above may also apply;

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the Non-U.S. Holder is an individual who is present in the United States for more than 182 days in the taxable year of the disposition and meets certain other requirements; in this case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by certain U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though the Non-U.S. Holder is not considered a resident of the United States under the Code; or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of disposition and (ii) the period that the Non-U.S. Holder held our common stock.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming in the future, a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation is made from time to time and depends on the relative fair market values of our assets, there can be no assurance in this regard. If we were a United States real property holding corporation, the tax relating to disposition of stock in a United States real property holding corporation generally will not apply to a Non-U.S. Holder whose holdings, direct, indirect and constructive, constituted 5% or less of our common stock at all times during the applicable period, provided that our common stock is “regularly traded on an established securities market” (as provided in applicable U.S. Treasury regulations). However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. Holders should consult their own tax advisors regarding the possible adverse U.S. federal income tax consequences to them if we are, or were to become, a United States real property holding corporation.

The foregoing discussion is subject to the discussions below under “Backup Withholding and Information Reporting” and “FATCA Withholding”.

Federal Estate Tax

Our common stock that is owned (or treated as owned) by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax or other treaty provides otherwise and, therefore, may be subject to U.S. federal estate tax.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our common stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our common stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of a treaty or agreement.

The gross proceeds from sales or other dispositions of our common stock may be subject to backup withholding and information reporting, unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

FATCA Withholding

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on payments to certain foreign entities of (i) U.S.-source dividends (including dividends paid on our common stock) and (ii) the gross proceeds from the sale or other disposition of property that produces U.S.-source dividends (including sales or other dispositions of our common stock). Under proposed Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. This withholding tax applies to a foreign entity, whether acting as a beneficial owner or an intermediary, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a Non-U.S. Holder holds its common stock will affect the determination of whether such withholding is required. Non-U.S. Holders are encouraged to consult their tax advisors regarding FATCA.

PLAN OF DISTRIBUTION

We have entered into an ATM Equity Offering Sales Agreement, or the sales agreement, with BofA Securities, Inc., Bank of America, N.A. and Jefferies LLC under which we may issue and sell over a period of time and from time to time shares of our common stock having an aggregate sales price of up to $400,000,000. The sales agreement provides for the issuance and sale of shares of our common stock by us through BofA Securities, Inc. and Jefferies LLC, in their capacity as sales agents, or by us through one or more of BofA Securities, Inc. and Jefferies LLC, in their capacity as principals. Under the sales agreement, we may also enter into forward share purchase transactions with one or more of Bank of America, N.A. and Jefferies LLC, in their capacity as forward purchasers, the terms of which will be set forth in separate forward sale confirmations. In connection with each forward share purchase transaction, the relevant forward purchaser or its affiliate will use commercially reasonable efforts to borrow from third parties and, through its affiliated agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the particular forward share purchase transaction. We refer to each entity acting as the agent for a forward purchaser in this capacity as a forward seller. In no event will the aggregate number of shares of our common stock sold through the sales agents, whether as agent for us or as principal, or the forward sellers, under the sales agreement have an aggregate sales price in excess of $400,000,000.

Pursuant to the sales agreement, shares of common stock may be offered and sold in privately negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, through forward purchases or as otherwise agreed with the sales agents and the forward sellers (and any related forward purchasers). No sales agent or forward seller will engage in any transactions that stabilize our common stock.

We have agreed to pay all expenses in connection with the sales agreement, any forward share purchase transaction and the offerings hereby, including the reasonable fees and disbursements of Shearman & Sterling LLP, counsel to the sales agents, forward purchasers and forward sellers, up to a maximum aggregate amount of $325,000, in connection with the transactions contemplated by this prospectus supplement. We estimate that the total expenses for the offering, excluding compensation payable under the sales agreement, will be approximately $900,000.

In connection with the sale of common stock as contemplated in this prospectus supplement, the sales agents, the forward sellers and the forward purchasers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents, the forward sellers and the forward purchasers may be deemed to be underwriting commissions and discounts. We have agreed to indemnify each of the sales agents, the forward sellers and the forward purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments a sales agent, a forward seller or a forward purchaser may be required to make because of any of those liabilities.

We will report at least quarterly in our SEC filings (1) the number of shares of common stock sold by or through the sales agents under the sales agreement, (2) the number of shares of our common stock delivered to the forward purchasers in settlement of all or any portion of the our obligations under any forward sales confirmation, and (3) the net proceeds received by us and the aggregate compensation paid by us with respect to all such common stock.

Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and the applicable sales agent, forward seller and forward purchaser may agree.

The offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of our common stock having an aggregate gross sales price of $400,000,000 pursuant to the sales agreement and

(2) the termination by us, the sales agents, the forward sellers or the forward purchasers of the sales agreement pursuant to its terms. The sales agreement may be terminated by the sales agents, the forward sellers, the forward purchasers or us at any time upon one business day’s prior written notice.

Sales Through Sales Agents

Upon its acceptance of written instructions from us, a sales agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell our common stock under the terms and subject to the conditions set forth in the sales agreement. We will instruct the applicable sales agent as to the sales parameters, including the amount of common stock to be sold by it. We may instruct the applicable sales agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or the applicable sales agent may suspend any sale of common stock upon proper notice and subject to other conditions. The obligation of the applicable sales agent under the sales agreement to sell common stock pursuant to our instructions is subject to a number of conditions, which the applicable sales agent reserves the right to waive in its sole discretion.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or such earlier day as required by SEC rules or industry practice, unless another date is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligation of each sales agent under the sales agreement to sell shares of our common stock pursuant to our instructions is subject to a number of conditions, which each sales agent reserves the right to waive in its sole discretion.

The applicable sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day on which shares of our common stock are sold under the sales agreement. Each confirmation will include the number of shares of common stock sold in respect of such trading day, the net proceeds to us and the compensation payable by us to the applicable sales agent with respect to the sales.

We will pay each sales agent commissions for its services in acting as sales agent for us in the sale of common stock. Each sales agent will be entitled to compensation of 2.00% of the gross sales price of all common stock sold through it as sales agent (as agent for us, but not as principal) under the sales agreement. We have no obligation to sell any shares under the sales agreement, and may at any time suspend offers under the sales agreement or terminate the sales agreement, subject to its terms as discussed above.

Sales In Principal Transactions

Under the sales agreement, we may also issue and sell common stock to one or more of BofA Securities, Inc. and Jefferies LLC, acting as principal for their own respective accounts, at a price agreed upon at the time of sale. If we sell our common stock to any such entity as principal, we will enter into a separate terms agreement with such entity or entities, as the case may be, setting forth the terms of the transaction, including the commissions to be paid to such entity or entities, as the case may be, and we will describe the terms of that offering of our common stock in a separate prospectus supplement or pricing supplement, if applicable.

Sales Through Forward Sellers

From time to time during the term of the sales agreement, and subject to the terms and conditions set forth therein, we may deliver a transaction notice relating to a forward sale, enter into one or more forward share purchase transactions with a forward purchaser and deliver instructions to its agent under the sales agreement in its capacity as forward seller thereunder. Upon receipt by a forward seller of an instruction from us requesting that it execute sales of borrowed shares of common stock as a forward seller in connection with the applicable forward share purchase transaction and subject to the terms and conditions of the forward sales confirmation, the relevant forward purchaser or its affiliate will attempt to borrow, and the relevant forward seller will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell, such shares of our common stock to hedge such forward purchaser’s exposure under such forward share purchase transaction. We or the relevant forward seller may immediately suspend the offering of shares of our common stock at any time upon proper notice to the other party.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the second trading day following each date the sales are made or such earlier day as required by SEC rule or industry practice, unless another date shall be agreed to by the relevant parties. The obligation of the relevant forward seller under the sales agreement to execute such sales of shares of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward share purchase transaction, the relevant forward seller will receive, reflected in a reduced initial forward sale price payable by the relevant forward purchaser under its forward sale confirmation, commissions of 2.00% of the sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a forward seller. We refer to this commission rate as the forward hedge selling commission rate. We have no obligation to sell any shares under the sales agreement, and may at any time suspend offers under the sales agreement or terminate the sales agreement, subject to its terms as discussed above.

The forward sale price per share under each forward share purchase transaction will initially equal the product of (1) an amount equal to 100% minus the applicable forward hedge selling commission rate and (2) the adjusted volume-weighted hedge price per share at which the borrowed shares of common stock were sold pursuant to the sales agreement by the relevant forward seller. Thereafter, the forward sale price will be subject to adjustment as described below.

The forward sale confirmations, if any, will provide that the forward sale price, as well as the adjusted volume-weighted hedge price used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate, less a spread, and will be subject to decrease on each of certain dates by certain pre-determined amounts during the term of the particular forward share purchase transaction. If the specified daily rate is less than the spread for a particular forward share purchase transaction on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price.

Before settlement of a particular forward share purchase transaction, we expect that the shares of our common stock issuable upon settlement of that particular forward share purchase transaction will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward share purchase transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward share purchase transaction and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the then-applicable forward sale price under that particular forward share purchase transaction. However, if we physically or net share settle a particular forward share purchase transaction, the delivery of shares of our common stock would result in an increase in the number of shares outstanding and dilution to our earnings per share and return on equity.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward share purchase transaction. Although we expect to settle any forward share purchase transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward share purchase transaction if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward share purchase transaction if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward share purchase transaction.

If we elect to physically settle any forward share purchase transaction by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward share purchase transaction and the number of shares of our common stock underlying the particular forward share purchase transaction. In the event we elect to cash settle or net share settle, the settlement amount will be generally related to (1) (a) the average of the volume-weighted average price of our common stock on each exchange business day during the relevant valuation period under the particular forward share purchase transaction minus (b) the applicable forward sale price, as specified in the applicable forward sale confirmation, multiplied by (2) the number of shares of our common stock underlying the particular forward share purchase transaction subject to such cash settlement or net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out its, or its affiliate’s, hedge position in respect of that particular forward share purchase transaction (and, in the case of net share settlement, to deliver to us, if applicable). The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward share purchase transaction. See “Risk Factors” in this prospectus supplement.

A forward purchaser will have the right to accelerate its forward share purchase transaction (with respect to all or any portion of the transaction under that particular forward share purchase transaction that the forward purchaser determines is affected by that event and subject to the terms therein) and require us to settle on a date specified by that forward purchaser if:

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in such forward purchaser’s commercially reasonable judgment, it or its affiliates (x) is unable to hedge in a commercially reasonable manner its exposure under such forward share purchase transaction because insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward share purchase transaction;

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we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts or before specified dates, (b) that constitutes an extraordinary dividend under the forward share purchase transaction, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•	in such forward purchaser’s commercially reasonable judgment, certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

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(a) an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of our common stock) or (b) there occurs a change in law or disruption in the forward purchaser’s ability to hedge its exposure under a forward share purchase transaction;

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certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with such forward share purchase transaction or our insolvency (each as more fully described in each forward sale confirmation); or

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the trading price of our shares on the NYSE (as determined by the forward purchaser) is below 50% of the initial forward price (the product of (1) an amount equal to 100% minus the applicable forward hedge selling commission rate and (2) the adjusted volume-weighted hedge price per share at which the borrowed shares of common stock were sold pursuant to the sales agreement by the relevant forward seller) of the relevant forward share purchase transaction.

The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward share purchase transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale confirmation, irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share. In addition, upon certain insolvency filings relating to us, the particular forward share purchase transaction will terminate without further liability of either party, following which we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward share purchase transaction. See “Risk Factors” in this prospectus supplement.

Conflicts of Interest

As described in “Use of Proceeds,” a portion of the net proceeds of this offering may be used to repay amounts outstanding under our credit facilities. An affiliate of one of the sales agents is a lender under our credit facilities. Because an affiliate of one of the sales agents is a lender under our credit facilities, such sales agent or its affiliate may receive a portion of the net proceeds of this offering.

In addition, we expect that all of the proceeds of any shares sold by a forward seller will be paid to the related forward purchaser, in which case such forward purchaser or its affiliate may receive a portion of the net proceeds of this offering, not including underwriting compensation.

Other Relationships

Each sales agent, each forward seller, each forward purchaser and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each sales agent, each forward seller, each forward purchaser and their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these engagements. Specifically, Bank of America, N.A., an affiliate of BofA Securities, Inc., a sales agent, is a lender under our credit facilities.

In addition, in the ordinary course of its business activities, each sales agent, each forward seller, each forward purchaser and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Each sales agent, each forward seller, each forward purchaser and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Transfer Agent and Registrar

Broadridge, Edgewood, New York, is the registrar and transfer agent for our common stock.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying base prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying base prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying base prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying base prospectus. This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters relating to this offering will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York, and certain matters with respect to Oregon law, including the validity of the shares of the common stock offered hereby, will be passed upon for us by Perkins Coie LLP, Portland, Oregon. Shearman & Sterling LLP, New York, New York, has acted as counsel to the sales agents, forward purchasers and forward sellers.

EXPERTS

The consolidated financial statements of Lithia Motors, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein, and in the registration statement in reliance upon the reports audited by KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 financial statements refers to a change in the accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Company acquired nine stores during 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, all of these acquired stores’ internal control over financial reporting. The total assets of these nine stores represented approximately 4% of consolidated total assets as of December 31, 2019 and approximately 2% of consolidated revenues for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of these nine stores.

WHERE YOU CAN FIND MORE INFORMATION

Lithia Motors, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-14733). You may read and copy any document Lithia Motors, Inc. has filed or will file with the SEC at the SEC’s public website (www.sec.gov). Those filings are also made available to the public on, or accessible through, Lithia Motors, Inc.’s website at www.lithiainvestorrelations.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated by reference in this prospectus supplement or to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying base prospectus, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of our common stock pursuant to this prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February  21, 2020, as amended by Form 10-K/A filed with the SEC on February 28, 2020, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on March 11, 2020 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 24, 2020 and for the quarter ended June 30, 2020 filed with the SEC on July 24, 2020;

•

the Company’s Current Reports on Form 8-K filed with the SEC on February  12, 2020 (only Item 8.01), March  27, 2020, April  13, 2020 (only Item 8.01), April  22, 2020 (only Item 8.01), April  24, 2020, June  2, 2020, July  7, 2020, July  16, 2020 and July 22, 2020 (only Item 8.01); and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 18, 1998, as supplemented by the “Description of Capital Stock” included in the accompanying base prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Lithia Motors, Inc.

Investor Relations

150 N. Bartlett Street

Medford, Oregon 97501

(877) 331-3084

PROSPECTUS

Lithia Motors, Inc.

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Stock Purchase Contracts

Units

We may offer and sell from time to time, in one or more offerings, shares of our Class A common stock, preferred stock, depositary shares, warrants, rights, stock purchase contracts or units. These securities may be exercisable or exchangeable for Class A common stock or preferred stock.

The securities described in this prospectus may be offered or sold by us at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under “Plan of Distribution” and in supplements to this prospectus in connection with a particular offering of any of the securities described herein.

This prospectus describes the general manner in which the securities may be offered and sold by us. The specific terms of any securities to be offered will be described in a supplement to this prospectus. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “LAD.” On July 20, 2020, the closing price of our Class A common stock on the New York Stock Exchange was $171.47 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risks. You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission on February 21, 2020 (which document is incorporated by reference herein), as well as the risk factors and other information contained in any accompanying prospectus supplement and any related free writing prospectus and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our securities. See “Information Incorporated By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2020.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the SEC’s “shelf” registration rules. Pursuant to this prospectus, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. A prospectus supplement may add, update. modify or replace information contained in this prospectus. If information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is hereby made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information”.

You should rely only on the information provided in this prospectus, including information incorporated by reference in this prospectus as described above, or any prospectus supplement or free writing prospectus that we have specifically referred you to. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to such offering and the distribution of this prospectus applicable to those jurisdictions.

References in this prospectus to the “Company,” “Lithia,” “Lithia Motors,” “we,” “us” and “our” and similar terms refer to Lithia Motors, Inc. and its consolidated subsidiaries.

ABOUT US

Lithia Motors, Inc. is a leading provider of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#252-2020). As of June 30, 2020, we operated 188 locations representing 30 brands in 20 states. Lithia’s rapid growth is powered by people, an industry leading coast-to-coast physical network and ecommerce digital home solutions. Lithia increases market share and optimizes profitability by focusing on the consumer experience and applying proprietary performance measurement systems fueled by data science. Lithia’s unique growth model generates significant cash flows, which funds innovation and the expansion of its nationwide network, creating personal transportation solutions wherever, whenever and however consumers desire.

We offer a wide range of products and services including new and used vehicles, finance and insurance products and automotive repair and maintenance. We strive for diversification in our products, services, brands and geographic locations to reduce dependence on any one manufacturer, reduce susceptibility to changing consumer preferences, manage market risk and maintain profitability. These six different business lines, combined with our geographic and manufacturer diversification, provide a resilient, nimble business model.

We seek to provide customers a seamless, blended online and physical retail experience with broad selection and access to specialized expertise and knowledge. Our physical network enables us to provide convenient touch points for customers and provide services throughout the vehicle life cycle. We use digital technologies to further activate our physical network and capture additional earnings.

Founded in 1946 and incorporated in Oregon in 1968, we completed our initial public offering in 1996. Our principal executive offices are located at 150 North Bartlett Street, Medford, Oregon 97501. Our telephone number at this location is (541) 776-6401. Our website is located at http://www.lithia.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated by reference in this prospectus or to be part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, the documents incorporated by reference herein and our other public statements include statements that constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project,” “outlook,” “target,” “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this prospectus and the documents incorporated by reference herein include, among others, statements we make regarding:

•	Future market conditions, including anticipated car sales levels;

•	Anticipated impacts on consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to COVID-19 related shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Expectations regarding our inventory levels and manufacturer and lender incentives;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in Shift Technologies, Inc. (“Shift”) and digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated financial condition and liquidity, including from our cash, availability on our credit facility and unfinanced real estate;

•	Anticipated use of proceeds from our financings;

•	Anticipated allocations, uses and levels of capital expenditures in the future;

•	Expectations regarding compliance with financial and restrictive covenants in our credit facility and other debt agreements;

•	Statements regarding furloughed employees and cost reductions; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

The forward-looking statements contained or incorporated by reference in this prospectus involve known and unknown risks, uncertainties and situations that may cause our actual results to materially differ from the results expressed or implied by these statements. Certain important factors that could cause actual results to differ from our expectations are discussed under “Item 1A. Risk Factors” in each of our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 24, 2020 (which documents are incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and the documents incorporated by reference herein.

Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. You should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We assume no obligation to update or revise any forward-looking statement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks set forth under “Item 1A. Risk Factors” in each of our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 21, 2020 and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on April 24, 2020 (which documents are incorporated by reference herein), as well as other risk factors described under the caption “Risk Factors” in any accompanying prospectus supplement and in other filings we may make from time to time with the SEC. See “Information Incorporated By Reference” and “Where You Can Find More Information.” If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations and prospects could be materially adversely affected. See also the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” above.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us described in this prospectus for general corporate purposes, which could include financing possible acquisitions, repayment of obligations that have matured, reducing or refinancing debt, working capital and capital expenditures. Until the net proceeds have been used, we may temporarily invest net proceeds in short-term securities.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms and provisions of the shares of our common and preferred stock based on the provisions of our Restated Articles of Incorporation, as amended (our “Articles”), our Second Amended and Restated Bylaws (our “Bylaws”) and applicable provisions of the Oregon Business Corporation Act (“OBCA”). This description is not complete and is subject to, and is qualified in its entirety by, reference to our Articles, Bylaws and the OBCA.

Authorized Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 15,000,000 shares of preferred stock, each with no par value.

Common Stock

Each share of our common stock is designated as either Class A common stock or Class B common stock. As of June 30, 2020, there were 22,417,456 shares of Class A common stock outstanding and 400,000 shares of Class B common stock outstanding. All shares of the outstanding Class B common stock are held by Lithia Holding Company, L.L.C. (“Lithia Holding”). Sidney B. DeBoer Trust U.T.A.D. January 30, 1997 (the “Trust”) is the manager of Lithia Holding and Sidney DeBoer, as the trustee of the Trust, has the authority to vote all of the issued and outstanding shares of our Class B common stock.

At the special meeting of shareholders held on January 21, 2019, we entered into a Class B Conversion Agreement with Sidney B. DeBoer, pursuant to which Mr. DeBoer agreed to cause all of the remaining shares of our Class B common stock to be converted into shares of our Class A common stock by December 31, 2025. The Class B Conversion Agreement requires the conversion of at least 15% of the original 1,000,000 Class B shares by the end of every two years, with at least the first 15% to be converted by December 31, 2020, a total of at least 30% by December 31, 2022, a total of at least 45% by December 31, 2024, and the balance by December 31, 2025. As of December 31, 2019, Lithia Holding held 600,000 shares of our Class B common stock.

Voting

Holders of Class B common stock are entitled to ten votes for each share held, while holders of Class A common stock are entitled to one vote for each share held. The Class A and Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors. The OBCA, however, entitles either the Class A or Class B common stock to vote as a separate voting group on any proposed amendment of our Articles requiring shareholder approval if the proposed amendment would:

•	increase or decrease the aggregate number of authorized shares of the class;

•	effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

•	effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

•	change the designation, rights, preferences or limitations of all or part of the shares of the class;

•	change the shares of all or part of the class into a different number of shares of the same class;

•	create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•

increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

•	limit or deny an existing preemptive right of all or part of the shares of the class; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

Shares of the two classes of common stock do not have cumulative voting rights with respect to the election of directors. The absence of cumulative voting could have the effect of preventing shareholders holding a minority of our shares from obtaining representation on the Board.

Dividends and Other Rights

Subject to the preferences applicable to any preferred stock outstanding at the time, holders of shares of our common stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor, and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and preferred stock preferences, if any. Each share of Class A and Class B common stock is treated equally with respect to dividends and distributions.

The OBCA allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the Board of Directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. From time to time, our credit facilities may restrict or prohibit the paying of dividends without our lenders’ consent.

No additional shares of Class B common stock may be issued without the prior approval of shareholders holding a majority of Class A common stock, except in conjunction with stock splits, stock dividends, reclassification and similar transactions and events regarding the Class A common stock that would otherwise have the effect of changing conversion rights of the Class B common stock relative to the Class A common stock.

Holders of our common stock have no preemptive rights nor rights to subscribe for additional securities. Shares of common stock are not redeemable and there are no sinking fund provisions. Shares of Class A common stock are not convertible into any other series or class of our securities. Each share of Class B common stock is freely convertible into one share of Class A common stock at the option of the holder. Each share of Class B common stock shall automatically convert to shares of Class A common stock on a share-for-share basis on the earliest record date for an annual meeting of our shareholders on which the number of shares of Class B common stock outstanding is less than 1% of the total number of shares of common stock outstanding.

Shares of Class B common stock may not be transferred to third parties except for transfers to certain family members and in other limited circumstances. Any purported transfer of Class B common stock to a person who is not a permitted transferee under our Articles is automatically void.

Transfer Agent; Listing

The transfer agent and registrar for the Class A common stock is Broadridge, Edgewood, New York. Our outstanding shares of Class A common stock are listed on the New York Stock Exchange under the symbol “LAD.” Our Class B common stock is not listed on any stock market or exchange.

Preferred Stock

As of June 30, 2020, there were no shares of our preferred stock outstanding. The Board of Directors may, without further action of our shareholders, issue shares of preferred stock in one or more series and fix the rights and preferences thereof, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, and increase or decrease the number of shares of any such series (but not below the number of such shares then outstanding). The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock provides desirable flexibility in connection with acquisitions, raising capital or other corporate purposes. However, our Board of Directors, without further shareholder approval, can issue preferred stock with voting and conversion rights that would adversely affect the voting power and other rights of the holders of common stock.

Anti-Takeover Effects

Certain provisions of Oregon law and our Articles, summarized in the following paragraphs, may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.

Class B Common Shares

Our Articles provide for Class A and Class B common stock. A holder of Class B common stock is entitled to ten votes for each share held, while a holder of Class A common stock is entitled to one vote per share held. On most matters, the Class A and Class B common stock vote together as a single class, including the election of our Board of Directors and the approval of any merger. Lithia Holding does not hold any of the outstanding Class A shares, but holds all of the outstanding shares of our Class B common stock, which control approximately 15.1% of the aggregate number of votes eligible to be cast by shareholders. No additional shares of Class B common stock may be issued without the prior approval of shareholders holding a majority of Class A common stock. Therefore, Lithia Holding may be able to influence the outcome of the election of our Board of Directors and corporate actions such as merger or acquisition proposals. In addition, because Sidney B. DeBoer, our Chairman of the Board, is the trustee of the Trust and has the authority to vote all of the issued and outstanding shares of Class B common stock, he may have significant influence over the business and operations of our company.

Authorized Shares

Our Articles authorize the issuance of 100,000,000 shares of Class A common stock. The Class A common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us.

In addition, our Articles authorize the issuance of “blank check” voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of shareholders, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Advance Notice Requirements

Our Bylaws provide advance notice procedures for shareholders seeking to bring business before our annual meeting, or to nominate candidates for election as directors. Our Bylaws also specify certain requirements regarding the form and content of a shareholder notice. These provisions may preclude our shareholders from bringing matters before our annual meeting of shareholders or from making nominations for directors at our meetings of shareholders.

Oregon Control Share Act

We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and inside directors, and by the holders of a majority of the outstanding voting shares, including shares held by our officers and inside directors. This vote would be required at the time an acquiring person’s holdings exceed 20% of the total voting power, and again at the time the acquiring person’s holdings exceed 33 1/3% and 50%, respectively. An acquiring person may include persons acting as a group. A transaction in which voting power is acquired solely by receipt of an immediately revocable proxy does not constitute an acquisition covered by the provisions of the OBCA described here. The acquiring person may, but is not required to, submit to us an “Acquiring Person Statement” setting forth certain information about the acquiring person and its plans with respect to us. The Acquiring Person Statement may also request that we call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. If the acquiring person’s control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised “fair value” of their shares, which may not be less than the highest price paid per share by the acquiring person for the control shares.

Oregon Business Combination Act

We are also subject to the Oregon Business Combination Act, which generally provides that in the event a person or entity acquires 15% or more of our voting stock, we and such person or entity, or any affiliated entity, may not engage in the following business combination transactions for a period of three years following the date the person acquired 15% or more of the voting stock:

•	a merger or plan of share exchange;

•

any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of our assets or outstanding capital stock; and

•	transactions that result in the issuance of our capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

•

the shareholder that acquired 15% or more of the voting stock, as a result of such acquisition, owns at least 85% of our outstanding voting stock disregarding shares owned by directors who are also officers and certain employee benefit plans;

•	our Board of Directors approves the share acquisition or business combination before the shareholder acquired 15% or more of our voting stock; or

•

our Board of Directors and the holders of at least two-thirds of our outstanding voting stock, disregarding shares owned by the shareholder that acquired 15% or more of the voting stock, approve the transaction on or subsequent to the date the shareholder acquires 15% or more of our voting stock.

The Oregon Control Share Act and the Oregon Business Combination Act will have the effect of encouraging any potential acquirer to negotiate with our Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so. These laws may make us less attractive for takeover, and thus shareholders may not benefit from a rise in the price of our Class A common stock that a takeover could cause.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, rights, purchase contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus from time to time using one or more of the following methods:

•	underwritten public offerings;

•	“at the market” sales to or through market makers or into an existing market for the securities;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	short sales (including short sales “against the box”);

•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our securities may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents participating in the offering;

•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•	any options pursuant to which underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

We may offer our securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our securities, underwriters may receive compensation from us in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If we use an underwriter or underwriters to effectuate the sale of securities, we will execute an underwriting agreement with those underwriters at the time of sale of such securities. To the extent required by law, the names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of securities, the obligations of the underwriters to purchase our securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealers may receive discounts, concessions or commissions from us (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated. Such compensation may be in excess of customary discounts, concessions or commissions. If dealers are utilized in the sale of securities, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required.

We may also sell our securities from time to time through agents. The applicable prospectus supplement will name any agent involved in the offer or sale of such securities and will list commissions payable to these agents if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless otherwise stated in any required prospectus supplement.

We may sell our securities directly to purchasers. In this case, we may not engage underwriters or agents in the offer and sale of such securities.

Other than our common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on the New York Stock Exchange. Any common stock sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of the trading markets for any securities.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Various underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking, investment banking or other services for us from time to time in the ordinary course of business.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the accompanying prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and, as to certain matters of Oregon law, by Perkins Coie LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of Lithia Motors, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein, and in the registration statement in reliance upon the reports audited by KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 financial statements refers to a change in the accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Codification 842, Leases.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, contains an explanatory paragraph that states the Company acquired nine stores during 2019, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019, all of these acquired stores’ internal control over financial reporting. The total assets of these nine stores represented approximately 4% of consolidated total assets as of December 31, 2019 and approximately 2% of consolidated revenues for the year ended December 31, 2019. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of these nine stores.

WHERE YOU CAN FIND MORE INFORMATION

Lithia Motors, Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 001-14733). You may read and copy any document Lithia Motors, Inc. has filed or will file with the SEC at the SEC’s public website (www.sec.gov). Those filings are also made available to the public on, or accessible through, Lithia Motors, Inc.’s website at www.lithiainvestorrelations.com. The information contained on, or that can be accessed through, Lithia Motors, Inc.’s website is deemed not to be incorporated by reference in this prospectus or to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus and any prospectus supplement (in each case, other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K or corresponding information furnished under Item 9.01 or included in a furnished exhibit, except as stated specifically below):

•

the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 21, 2020, as amended by Form 10-K/A filed with the SEC on February 28, 2020, including those portions of our Proxy Statement on Schedule 14A filed with the SEC on March 11, 2020 that are incorporated by reference in such Annual Report;

•	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on April 24, 2020;

•

the Company’s Current Reports on Form 8-K filed with the SEC on February 12, 2020 (only Item 8.01), March 27, 2020, April 13, 2020 (only Item 8.01), April 22, 2020 (only Item 8.01), April 24, 2020, June 2, 2020, July 7, 2020 and July 16, 2020; and

•

the description of the Company’s common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 18, 1998, as supplemented by the “Description of Capital Stock” included in this prospectus and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:

Lithia Motors, Inc.

Investor Relations

150 N. Bartlett Street

Medford, Oregon 97501

(877) 331-3084

$400,000,000

Lithia Motors, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Jefferies

July 24, 2020